Exhibit 5

                          [LOEB & LOEB LLP LETTERHEAD]


City Network, Inc.
2F-1, No. 16, Jian Ba Road
Chung Ho City, Taipei County, 235
Taiwan, Republic of China

February 13, 2007

Ladies and Gentlemen:

     We refer to the registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, being filed by City Network, Inc., a Delaware Corporation, (the "Company"), with the Securities and Exchange Commission, relating to the public offering of up to 15,069,455 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), to be offered by the holders thereof (the "Selling Stockholders").

     We are of the opinion that the Common Stock, when sold, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us in Part I of the Registration Statement under the caption "Legal Matters."

                                Very truly yours,


                                /s/ Loeb & Loeb LLP
                                ----------------------------
                                Loeb & Loeb LLP